EXHIBIT 10.30
            FIRST AMENDMENT TO THE MORRISON HEALTH CARE, INC.
                 1996 NON-EXECUTIVE STOCK INCENTIVE PLAN

      THIS FIRST AMENDMENT is made as of this 26th day of June, 1996, by Morrison Health Care, Inc., a Georgia corporation (the "Company").

                           W I T N E S S E T H:

      WHEREAS, the Company maintains the Morrison Health Care, Inc. 1996 Non-Executive Stock Incentive Plan under an indenture which was adopted as of February 23, 1996 (the "Plan"); and

      WHEREAS, the Company desires to amend the Plan to reflect increases in the number of shares authorized for issuance thereunder; and

      WHEREAS, the Board of Directors of the Company has duly approved and authorized these amendments to the Plan;

      NOW, THEREFORE, the Company does hereby amend the Plan, effective as of the date first set forth above, by deleting the first sentence of Section 2.2 in its entirety and by substituting therefor the following:

      "Subject to  adjustment in  accordance  with Section 5.2 below,  2,250,000
      shares  of  Stock  (the  `Maximum   Plan  Shares')  are  hereby   reserved
      exclusively for issuance pursuant to Stock Incentives."

      Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to the adoption of this First Amendment.

      IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed on the day and year first above written.

                                    MORRISON HEALTH CARE, INC.

                             By: /s/ Glenn Davenport
      [CORPORATE SEAL]
                                    Title:President and Chief Executive Officer
ATTEST:

By:  /s/John E. Fountain

Title:  Secretary